EXHIBIT 99.1

Capstone Therapeutics to Hold Quarterly Update Conference Call

TEMPE, Ariz., Aug. 23, 2011 (GLOBE NEWSWIRE) -- Capstone Therapeutics (OTCQB:CAPS); (the "Company"), today will hold a conference call and webcast to provide a quarterly Company update.

Conference Call Information

Management will host a conference call and webcast today, Tuesday, August 23, 2011 at 1:00 pm EST / 10:00 am PST. The call may be accessed at 877-303-9204 (U.S.), 760-536-5225 (outside U.S.); accompanying slides may be viewed by logging onto the Investors section of the Company's website, www.capstonethx.com. A replay will be available beginning August 23, 2011 at 4:00 pm EST until midnight August 26, 2011 and may be accessed at 855-859-2056 (U.S.) or 404-537-3406 (outside U.S.) with conference ID 93635387.

About Capstone Therapeutics

Capstone Therapeutics is a biotechnology company committed to developing a pipeline of novel therapeutic peptides aimed at helping patients with under-served medical conditions. The Company is focused on development and commercialization of two product platforms: AZX100 and Chrysalin (rusalatide acetate or TP508).

AZX100 is a novel synthetic 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation and fibrosis. Based on its demonstrated effects in pre-clinical models and safety and observed signals of efficacy in clinical trials, AZX100 is currently being evaluated for commercially significant medical applications such as the prevention or reduction of hypertrophic and keloid scarring and treatment of pulmonary fibrosis. Capstone has an exclusive worldwide license to AZX100.

Chrysalin, the Company's novel synthetic 23-amino acid peptide, has been proven in multiple pre-clinical and clinical models to stimulate cellular events leading to angiogenesis, revascularization, and repair of dermal and musculoskeletal tissues. It is currently being evaluated in disorders that involve vascular endothelial dysfunction, such as acute myocardial infarction and chronic myocardial ischemia. The Company owns certain worldwide rights to Chrysalin.

Capstone's corporate headquarters are in Tempe, Arizona. For more information, please visit the Company's website: www.capstonethx.com.

The Capstone Therapeutics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5429

Statements in this press release or otherwise attributable to Capstone regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of pre-clinical or clinical testing; unfavorable outcomes in pre-clinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost-effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our product; effects of the ongoing qui tam litigation on our stock price, liquidity or our ability to continue operations; our need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2010, and other documents we file with the Securities and Exchange Commission.

Editor's Note: This press release is also available under the Investors section of the Company's website at www.capstonethx.com.

CONTACT: Karen Struck, Investor Relations
         (602) 286-5250
         kstruck@capstonethx.com

         Lauren Glaser - The Trout Group
         (415) 392-3310
         lglaser@troutgroup.com